SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 12, 2006

CRYO-CELL INTERNATIONAL, INC.

(Exact name of registrant as specified in charter)

Delaware	0-23386	22-3023093
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification number)

700 Brooker Creek Blvd., Suite 1800

Oldsmar, Florida 34677

(Address of principal executive offices, zip code)

Registrant’s telephone number, including area code: (813) 749-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 12, 2006, the Board of Directors of CRYO-CELL International, Inc., (the “Company”), adopted amendments to the Company’s Bylaws. The amendments make certain changes in (1) the procedures for stockholders bringing business before the Company’s annual meeting, (2) the procedures for calling special meetings of the stockholders, (3) the procedures for the nomination of Company directors and (4) the procedural requirements for stockholders to act by written consent. The amendments also changed the stockholder vote required to amend these amended provisions. The Board of Directors adopted these amendments as a result of the Board’s periodic review of the Company’s governing documents. These amendments are intended to provide a more orderly process for stockholder actions, to ensure that certain procedural actions by the stockholders have the support of a large percentage of the stockholders, and to improve the information to be supplied to all stockholders and to the Board of Directors about proposals and director nominees submitted by individual stockholders.

The following summary does not purport to be complete, and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws (the “Amended Bylaws”), filed as Exhibit 3.1 hereto, and incorporated herein by reference.

Advance Notice and Director Nomination Provisions. The Company’s Bylaws previously required stockholders to provide advance notice in order to bring business before the Company’s annual meeting and to submit nominees for the Board of Directors. The amendments to these provisions establish more specific procedures for such notices by the stockholder, including the requirement that the stockholder indicate whether he intends to solicit proxies from other stockholders and represent that he intends to appear in person or by proxy at the meeting to present his proposal or the nominee.

Under the Bylaws as amended, a stockholder may only bring business before the Company’s annual meeting or submit a director-nominee if the stockholder is a stockholder of record, entitled to vote at the meeting, and the stockholder has provided the Company’s Secretary with timely notice. In the case of proposed business, the notice must describe the business to be brought and the reason for conducting such business. In the case of a director nomination, the notice must name the nominee and provide certain specified information, including the information that would be required to be included in a proxy statement for a nominee by the Board. The notice must also include the name and address of the proposing or nominating stockholder, the number of shares they own, a description of arrangements or understandings among such person and any other persons (including their names) and/or the nominee and any material interest of such person in any proposed business. The stockholder must also state whether they intend to deliver a proxy statement and form of proxy to the holders of the percentage of shares needed to approve the proposed business at the annual meeting or elect the nominee; if so, the stockholder must have delivered specified documents to such holders. The stockholder must also represent that the stockholder intends to appear in person or by proxy to raise such business at the annual meeting or present the nominee. In order for the notice from the stockholder to be timely, the Company must have received the notice no more than 90 days and no less than 60 days before the first anniversary date on which the Company mailed its proxy materials for the preceding year’s annual meeting. The Amended Bylaws also provide different deadlines if the date of the annual meeting is altered by more than 30 days from that in the preceding year.

Special Meetings of Stockholders. The Bylaws were amended so that special meetings of the stockholders may be called only by the Chairman, the Vice Chairman, a majority of the Board of Directors, or the holders of at least two-thirds of voting power of the then outstanding shares of common stock. Previously, the holders of at least 20% of the voting power of the common stock could call a special meeting. Under the Amended Bylaws, only such business as is contained in the notice or otherwise properly brought before the special meeting may be considered.

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Stockholder Action by Written Consent. The Bylaws were also amended to add procedural requirements to act by written consent. As amended, the Bylaws require that any stockholder seeking to take action by written consent request that the Board of Directors set a record date for the action. Within ten days after receipt of such notice, the Board shall adopt a resolution fixing the record date, which shall be within ten days after the date of the resolution. The Bylaws establish alternate procedures if the Board does not act to establish a record date. In the event written consents are delivered, the Company must engage independent inspectors of election to validate the consents and certify the vote. The Bylaws require that each consent be validly signed by the stockholder, and that the requisite consents to be received within 60 days after the date of the earliest dated written consent.

Stockholder Ability to Amend Bylaws. The Bylaws were also amended to increase the stockholder vote required to amend the foregoing provisions of the Bylaws (and the provision regarding amendment of the Bylaws) from a majority to 80% of the voting power of the common stock.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
3.1	Amended and Restated Bylaws

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYO-CELL INTERNATIONAL, INC.
(REGISTRANT)

Date: December 18, 2006	By:	/s/ Jill M. Taymans
JILL M. TAYMANS, Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Bylaws.